Exhibit 99

For Immediate Release

Sun National Bank Announces Hiring of Nicos Katsoulis as Chief Lending Officer and
Anthony Morris as Chief Banking Officer

Contact:	Mike Dinneen
SVP, Director of Marketing
856-552-5013
mdinneen@sunnb.com

MOUNT LAUREL, N.J. – November 12, 2014 –Sun National Bank (the “Bank”), the principal subsidiary of Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), announced the hiring of two well-respected banking veterans to join its executive management team. Nicos Katsoulis has been hired as Executive Vice President and Chief Lending Officer, and Anthony Morris has been hired as Executive Vice President and Chief Banking Officer.  The Bank had agreed to hire Katsoulis and Morris in August, subject to receipt of regulatory non-objections from the Federal Reserve Board and the Office of the Comptroller of the Currency, and have served as consultants to the Bank since that time.

Morris will oversee key customer experience functions across the organization, including retail banking, information technology, bank operations, and the Bank’s wealth management subsidiary, Sun Financial Services, LLC.  Previously, he served as Director of Banking Products & Services at CIT Bank, where he was responsible for developing and launching deposit, loan, cash management and online banking products and services. Prior to CIT, Morris served as Chief Corporate Planning and Marketing Officer at State Bank of Long Island.  With more than 30 years of progressive banking management roles, Morris has deep experience in formulating bank operating strategies, including systems, compliance, change management, branding, customer experience and staff development. Morris is a graduate of Adelphi University, and served in the United States Army.

Katsoulis will oversee all of the Bank’s commercial lending activities, including C&I and CRE lending.  Previously, he served as a Director of State Bancorp, Inc. and State Bank of Long Island, where he was Chair of both its Loan Committee and Special Litigation Committee.  Prior to that, Katsoulis served as Executive Vice President and Chief Lending Officer at Atlantic Bank of New York, where he led the development of that bank's loan portfolio and oversaw the origination of several billion dollars in new facilities and relationships. Katsoulis is also a successful real estate investor.  He is a graduate of the London School of Economics and Columbia University’s graduate

school of business.   In addition to serving as Executive Vice President and Chief Lending Officer for the Bank, Katsoulis will assume parallel titles for the Company.

"I am pleased to announce the hiring of Tony and Nicos,” stated Thomas M. O’Brien, President and Chief Executive Officer.  “As we embark on building our commercial lending business, Nicos’ experience in lending and real estate will help drive the vision that will allow us to deliver outstanding service and products to our commercial clients.  Tony’s array of experience will help provide the strategic direction needed to create the technology, operational and customer-centric infrastructure that will improve efficiencies and serve the platform for the Bank’s long-term success.  Both gentlemen have extensive experience in identifying growth opportunities, building scalable platforms and leading energetic teams that sustain lasting customer relationships, and create value for shareholders.”

About Sun Bancorp

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.82 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers throughout New Jersey. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about the Company’s plans, focus, operating performance, objectives, expectations and intentions. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties.  Additional information on these risks can be found in the Company’s filings with the Securities and Exchange Commission.

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